Exhibit 10.21

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is dated as of the 16th day of February, 2009, and is made by and among EMCORE Corporation, a New Jersey corporation (“Borrower”), Bank of America, N.A. (“Lender”), and the other Obligors party to that certain Loan and Security Agreement dated September 26, 2008 (as amended, modified supplemented or restated from time to time, the “Agreement”).  Borrower, Lender and such other Obligors now desire to amend the Agreement as provided herein, subject to the conditions set forth herein.  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given to such terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, such other Obligors and Lender agree as follows:

1. Obligors acknowledge that an Event of Default has occurred under the Agreement by reason of Obligors’ failure, as of December 31, 2008, to cause Borrower and its Subsidiaries to maintain the minimum EBITDA required by Section 14(b) of the Agreement (the “Specific Event of Default”).  Obligors further acknowledge that as a result of such Specific Event of Default, Lender has the right to immediately exercise all rights and remedies available under the Agreement, related documents and applicable law, including but not limited to the right to cease making loans and advances to Borrower, the right to demand and collect all of Obligors’ outstanding Liabilities, and the right to exercise its remedies with respect to the Collateral securing such Liabilities.

2. The Specific Event of Default is hereby waived by Lender.  The foregoing waiver does not constitute a waiver of any other Event of Default now existing or hereafter arising, whether known or unknown by Lender.  In addition, Lender’s waiver does not represent any amendment of any provision of the Agreement.  The Agreement, as modified by this Amendment, remains in full force and effect, and Lender expects Obligors to comply with all of its provisions.

3. Subsection 2(a)(ii) of the Agreement is amended to read in its entirety as follows:

“(ii)           Four Million and No/100 Dollars ($4,000,000.00); minus

4. The paragraph immediately following subsection 2(a)(iii) of the Agreement is amended to read in its entirety as follows:

“provided that the Revolving Loan Limit shall in no event exceed Nineteen Million Five Hundred Thousand Dollars ($19,500,000) (the ‘Maximum Revolving Loan Limit’).”

5. The first clause of subsection 4(a)(i) of the Agreement is amended to read in its entirety as follows:

“With respect to Prime Rate Loans, a rate per annum equal to two hundred (200) basis points plus the Prime Rate in effect from time to time, payable on the first Business Day of each month in arrears.”

6. The first clause of subsection 4(a)(ii) of the Agreement is amended to read in its entirety as follows:

“With respect to LIBOR Rate Loans, a rate per annum equal to four hundred (400) basis points plus the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period.”

7. Notwithstanding anything to the contrary set forth in the Agreement, Borrower shall not be entitled to request, and Lender shall not be required to make, LIBOR Rate Loans until a date that is five (5) days after Lender’s receipt of Borrower’s quarterly financial statements demonstrating that the EBITDA of Borrower and its Subsidiaries has exceeded $5,000,000 for two (2) consecutive fiscal quarters, together with evidence satisfactory to Lender in its sole and absolute discretion demonstrating that Borrower has had Excess Availability of at least $5,000,000 every day for the ninety (90) day period preceding Lender’s receipt of such financial statements; and until such date all Loans made under the Agreement shall be Prime Rate Loans.  Any LIBOR Rate Loans outstanding on the date of this Amendment shall convert to Prime Rate Loans at the end of the Interest Period(s) applicable thereto.

8. The last sentence of subsection 9(a) of the Agreement is deleted from the Agreement.

9. A new subsection (m) is added to Section 12 of the Agreement, to read in its entirety as follows:

“(m)           On or before April 10, 2009, Borrower shall consummate an equity or debt financing or an asset disposition in an amount and on terms and conditions satisfactory in all respects to Lender in its sole, absolute and unfettered discretion, or shall provide Lender with evidence satisfactory in all respects to it (in its sole, absolute and unfettered discretion) that the consummation of such a financing or asset disposition is imminent.”

For the avoidance of doubt, Obligors acknowledge that any failure of Borrower to consummate the financing or disposition referred to in the new subsection 12(m) of the Agreement in an amount and on terms and conditions satisfactory to Lender in its sole, absolute and unfettered discretion on or before such date, or to provide Lender with the evidence described in the new subsection 12(m) of the Agreement shall be an Event of Default under the Agreement.

10. A new subsection (n) is added to Section 12 of the Agreement, to read in its entirety as follows:

“(n)           Borrower shall (i) not later than February 23, 2009, provide Lender with copies of preliminary title commitments (with copies of exception documents) relating to its corporate headquarters located at 10420 Research Road SE and 1500 Eubank Road SE, Albuquerque, New Mexico (the “Real Property”), and such other documents and information as shall demonstrate to Lender in Lender’s sole, absolute and unfettered discretion that mortgages and/or deeds of trust to be granted by Borrower or another Obligor on such Real Property pursuant to this subsection will provide Lender with sufficient additional security for the repayment of the Liabilities; (ii) not later than March 19, 2009, cause to be executed, acknowledged and delivered to Lender a leasehold mortgage or deed of trust (the “Parcel 1 Mortgage”) in form and substance satisfactory to Lender in its sole, absolute and unfettered discretion granting to Lender a second priority lien and security interest in Borrower’s or another Obligor’s leasehold interest in the real property described on Exhibit 12(n)(1) and all buildings and improvements thereon, subject only to that certain Indenture executed by Emcore IRB Company, Inc., and Norwest Bank New Mexico, dated June 1, 1998, recorded August 12, 1998, in Book 9813, Page 9622, as Doc. No. 98-101371, records of Bernalillo County, New Mexico securing the amount of $55,000,000 (the “Indenture”), and in the buildings and improvements located on the real property described on Exhibit 12(n)(2); (iii) contemporaneously with satisfying the condition in clause (ii) immediately above, but in no event later than March 19, 2009, cause to be executed, acknowledged and delivered to Lender an assignment or security interest in form and substance satisfactory to Lender in its sole, absolute and unfettered discretion granting to Lender a first priority lien and security interest in Borrower’s or another Obligor’s interest in the Indenture; (iv) use its reasonable best efforts to obtain the consent of the State of New Mexico to the grant of lien and security interest in Borrower’s or another Obligor’s leasehold interest in the real property described on Exhibit 12(n)(2) (which, along with the real property described in Exhibit 12(n)(1), Borrower represents is all of the real property comprising the Real Property), and if such consent is granted, cause to be executed, acknowledged and delivered to Lender a leasehold mortgage or deed of trust (the “Parcel 2 Mortgage”) in form and substance satisfactory to Lender in its sole, absolute and unfettered discretion granting to Lender a first priority lien and security interest in Borrower’s leasehold interest in such real property; (v) not later than February 19, 2009, give notice to the City of Albuquerque of its intent to grant the Parcel 1 Mortgage and the Parcel 2 Mortgage and request the consent of the State of New Mexico to grant the Parcel 2 Mortgage, in each case providing Lender with a copy of such notice or request; (vi) contemporaneously with the execution, acknowledgement and delivery of the mortgages and/or deeds of trust and assignment and/or security interest referred to in this subparagraph, cause to be delivered to Lender extended coverage ALTA Loan Policies of title insurance in amounts satisfactory to Lender insuring the lien of such mortgages and/or deeds of trust and assignment and/or security interest, subject only to the Indenture and to any other exceptions acceptable to Lender in its sole, absolute and unfettered discretion, and (vii) execute and deliver such other documents and instruments as may be requested by Lender in connection with the foregoing.”

11. Borrower acknowledges and agrees that in connection with the Agreement Lender may, at its option, retain a management consultant (“Management Consultant”) to provide a comprehensive review and analysis of Borrower’s business.  Borrower authorizes Lender, in its sole discretion, to charge any of Borrower’s accounts or advance Revolving Loans to make any payments of fees, costs or expenses in connection with the retainer and use of such Management Consultant.

12. Borrower agrees to pay an amendment fee to Lender associated with this Amendment in the amount of $15,000.  Borrower shall pay all expenses, including attorney fees, which Lender incurs in connection with the preparation of this Amendment and any related documents.  All such fees and expenses maybe charged against Borrower’s loan account

13. To induce Lender to enter into this Amendment, Obligors make the following representations and warranties:

(a) Each recital, representation and warranty contained in this Amendment, in the Agreement as amended by this Amendment and in the Other Agreements, is true and correct as of the date of this Amendment and does not omit to state a material fact required to make such recital, representation or warranty not misleading; and

(b) Except for the Specific Event of Default, no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default has occurred and is continuing under the Agreement or any of the Other Agreements.

14. Each Obligor waives any and all defense, claims, counterclaims and offsets against Lender which may have arisen or accrued through the date of this Amendment.  Each Obligor acknowledges that Lender and its employees, officers, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements which have been previously executed.

15. Each Obligor represents and warrants to Lender that this Amendment has been approved by all necessary corporate action, and the individual signing below represents and warrants that he or she is fully authorized to do so.

16. This Amendment shall not become effective until this Amendment and the Guarantors’ Acknowledgement attached hereto have been fully executed by all parties hereto or thereto and delivered to Lender.

17. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Obligors and Lender and remain in full force and effect in accordance with their terms.

18. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement.  This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EMCORE CORPORATION
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

EMCORE IRB COMPANY, LLC
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

OPTICOMM CORP.
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

EMCORE SOLAR POWER, INC.
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

BANK OF AMERICA, N.A.
By:           /s/ John W. Mundstock
Title           Senior Vice President

GUARANTORS’ ACKNOWLEDGMENT

The undersigned guarantors acknowledge that Bank of America, N.A. (“Lender”) has no obligation to provide them with notice of, or to obtain their consent to, the terms of the foregoing First Amendment to Loan and Security Agreement (the “Amendment”).  The undersigned guarantors nevertheless:  (i) acknowledge and agree to the terms and conditions of the Amendment; (ii) acknowledge that their guaranties remain fully valid, binding, and enforceable; and (iii) waive any and all defenses, claims, counterclaims, and offsets which they may have against Lender through the date of the Amendment.

EMCORE IRB COMPANY, LLC
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

OPTICOMM CORP.
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

EMCORE SOLAR POWER, INC.
By:           /s/ Keith J. Kosco
Title:           Corporate Secretary

Exhibit 12(n)(1)

LEGAL DESCRIPTION

Lot numbered Two-A (2-A) in Block numbered Four (4) of Sandia Research Park, Albuquerque, New Mexico, as the same is shown and designated on said Plat thereof, filed in the Office of the County Clerk of Bernalillo County, New Mexico, on July 28, 2000, in Plat Book 2000C, Page 196.

Exhibit 12(n)(2)

LEGAL DESCRIPTION TO LONG TERM LEASE #BL-1520
EMCORE CORPORATION

A LEASE TRACT OF LAND LYING AND SITUATE WITHIN SECTION 33, TOWNSHIP 10 NORTH, RANGE 4 EAST, NEW MEXICO PRINCIPAL MERIDIAN CITY OF ALBUQUERQUE, BERNALILLO COUNTY, NEW MEXICO, LYING WITHIN THE APPROXIMATE NORTH ONE-HALF (N ½) OF THE SOUTHWEST ONE QUARTER (SW ¼) OF THE NORTHWEST ONE QUARTER (NW ¼) OF SAID SECTION 33 AS THE SAME IS SHOWN AND DESIGNATED ON THE “SUMMARY PLAT FOR ANNEXATION” FILED IN THE OFFICE OF THE COUNTY CLERK OF BERNALILLO COUNTY, NEW MEXICO ON AUGUST 24, 1982, IN VOLUME C20, FOLIO 24, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LEASE TRACT, COMMON TO THE SOUTHWEST CORNER OF SANDIA RESEARCH PARK SUBDIVISION, AS THE SAME IS SHOWN AND DESIGNATED ON THE PLAT THEREOF, FILED IN THE OFFICE OF THE COUNTY CLERK OF BERNALILLO COUNTY, NEW MEXICO ON MAY 6, 1988, IN VOLUME C36, FOLIO 115, LYING ON THE PURPORTED WEST SECTION LINE OF SAID SECTION 33, MARKED BY A SET PK NAIL WITH TAG “PS 11993”, FROM WHENCE A TIE TO ALBUQUERQUE CONTROL SURVEY MONUMENT “L-21S” BEARS N 00° 15’ 49” W, A DISTANCE OF 1,356.15 FEET;

THENCE FROM SAID BEGINNING POINT, LEAVING SAID WEST LINE, ALONG THE SOUTH LINE OF SAID SANDIA RESEARCH PARK, S 89° 16’ 08” E, A DISTANCE OF 653.13 FEET TO THE NORTHEAST CORNER OF SAID LEASE TRACT, MARKED BY A FOUND REBAR WITH CAP “PS 11993”;

THENCE LEAVING SAID SOUTH LINE, S 00° 54’ 15” W, A DISTANCE OF 676.30 FEET TO THE SOUTHEAST CORNER OF SAID LEASE TRACT, ALSO BEING THE NORTHEAST CORNER OF AMN EXISTING PNM SWITCHING STATION AS THE SAME IS DESIGNATED IN THAT NEW MEXICO STATE LAND OFFICE PATENT DATED DECEMBER 5, 1975, FILED IN THE STATE RECORD OF PATENTS IN VOLUME 10, PAGE 1804;

THENCE ALONG THE NORTH LINE OF SAID PNM SWITCHING STATION, N 89° 30’ 31” W, A DISTANCE OF 654.01 FEET TO THE SOUTHWEST CORNER OF SAID LEASE TRACT LYING ON SAID PURPORTED WEST SECTION LINE OF SECTION 33, MARKED BY A SET PK NAIL WITH TAG “PS 11993”;

THENCE N 00° 58’ 36” E ALONG SAID WEST LINE, A DISTANCE OF 679.04 FEET TO THE POINT OF BEGINNING CONTAINING 10.1676 ACRES MORE OR LESS.